Exhibit 99.1

NEWS RELEASE
Contacts:	Union Drilling, Inc. Christopher D. Strong, CEO Tina Castillo, CFO 817-735-8793 DRG&L Ken Dennard / Ben Burnham 713-529-6600

UNION DRILLING REPORTS

2011 FIRST QUARTER RESULTS

FORT WORTH, TX – May 4, 2011 – Union Drilling, Inc. (NASDAQ: UDRL) announced today financial and operating results for the three month period ended March 31, 2011.

Revenues for the first quarter of 2011 were $56.0 million compared to $38.7 million in the first quarter of 2010. The Company reported a net loss of $4.6 million for the quarter, or $0.20 per share, compared to a net loss of $6.0 million, or $0.26 per share, during the first quarter of 2010. Union Drilling’s 2011 first quarter results included a non-recurring $1.2 million, or $0.03 per share, accrual for an estimated assessment owed to the IRS based on an ongoing review of employment tax paid in 2006 and 2007.

EBITDA for the first quarter of 2011 totaled $6.4 million compared to $3.7 million reported in the same period last year. For additional information regarding EBITDA as a non-GAAP financial measure, please refer to the disclosures contained at the end of this release.

Christopher D. Strong, Union Drilling’s President and Chief Executive Officer, stated, “First quarter results were a significant improvement over last year’s first quarter, but the sequential falloff in EBITDA we experienced from the fourth quarter was the product of lower utilization and higher costs in Appalachia, primarily due to an unusually severe winter and the IRS accrual. While there continued to be a drag on performance in Appalachia due to persistent rains in April, our outlook for 2011 remains very positive. There are exciting growth prospects in all three of our divisions, and our recently increased line of credit provides us additional flexibility to capitalize on those opportunities. Dayrates continue to move up across the fleet and seasonal factors should improve markedly as we approach the summer months, which we anticipate will lead to improved results.”

Operating Statistics

Union Drilling’s average marketed rig utilization for the first quarter of 2011 was 54.2%, up from 39.6% in the first quarter of 2010 (“year-over-year”), and down from 58.5% in the fourth quarter of 2010 (“sequential”). Revenue days totaled 3,463, up 37% year-over-year and down 9% sequentially. The sequential decline was due to the above average seasonal weather impact in Appalachia as well as some unusually severe weather in Texas and Arkoma during the month of February. Average revenue per revenue day was $16,170, up 6% year-over-year and 7% sequentially. Operating expenses per revenue day for the first quarter of 2011 were $12,295 per revenue day, up 5% year-over-year and up 18% sequentially. First quarter 2011’s operating expenses per revenue day include the $1.2 million IRS accrual.

Drilling margins totaled $13.4 million, or 24% of revenues, compared year-over-year to 23% of revenues, and compared sequentially to 31% of revenues. Average drilling margin per revenue day totaled $3,875 for the first quarter of 2011, up 8% year-over-year, and down 19% sequentially. For additional information regarding drilling margin as a non-GAAP financial measure, please refer to the disclosures contained at the end of this release.

Conference Call

Union Drilling’s management team will hold a conference call on Thursday, May 5, 2011, at 10:00 a.m. Eastern time. To participate in the call, dial (480) 629-9643 ten minutes before the conference call begins and ask for the Union Drilling conference call. To listen to the live call on the Internet, please visit Union Drilling’s website fifteen minutes early to register, download and install any necessary audio software. For those who cannot listen to the live call, a telephonic replay will be available through May 12, 2011 and may be accessed by calling (303) 590-3030 and using the pass code 4433129#. Also, an archive of the webcast will be available after the call for a period of 60 days on the “Investor Relations” section of the Company’s website at www.uniondrilling.com.

About Union Drilling

Union Drilling, Inc., headquartered in Fort Worth, Texas, provides contract land drilling services and equipment to oil and natural gas producers in the United States. Union Drilling currently owns and markets 71 rigs and specializes in unconventional drilling techniques.

UDRL-E

Statements we make in this press release that express a belief, expectation or intention, as well as those which are not historical fact, are forward-looking statements within the meaning of the federal securities laws and are subject to risks, uncertainties and assumptions. These forward-looking statements may be identified by the use of words such as “expect,” “anticipate,” “believe,” “estimate,” “potential,” “should” or similar words. These matters include statements concerning management’s plans and objectives relating to our operations or economic performance and related assumptions, including general economic and business conditions and industry trends, the continued strength or weakness of the contract land drilling industry in the geographic areas in which we operate, decisions about onshore exploration and development projects to be made by oil and gas companies, the highly competitive nature of our business, our future financial performance, including availability, terms and deployment of capital, the continued availability of qualified personnel, and changes in, or our failure or inability to comply with, government regulations, including those relating to workplace safety and the environment. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we can give no assurance that such expectations will prove to have been correct. Further, we specifically disclaim any duty to update any of the information set forth in this press release, including any forward-looking statements. Forward-looking statements are made based on management’s current expectations and beliefs concerning future events and, therefore, involve a number of assumptions, risks and uncertainties, including the risk factors described in our public filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K. Management cautions that forward-looking statements are not guarantees, and our actual results could differ materially from those expressed or implied in the forward-looking statements.

Union Drilling, Inc.

Statements of Operations

(in thousands, except share and per share data)

(unaudited)

	Three Months Ended
	March 31,
	2011	2010
Revenues
Total revenues	$55,995	$38,660

Cost and expenses
Operating expenses	42,575	29,604
Depreciation and amortization	12,608	12,933
General and administrative	7,253	5,730

Total cost and expenses	62,436	48,267

Operating loss	(6,441)	(9,607)

Interest expense	(387)	(182)
Gain on disposal of assets	196	388
Other income	86	20

Loss before income taxes	(6,546)	(9,381)

Income tax benefit	(1,949)	(3,413)

Net loss	$(4,597)	$(5,968)

Loss per common share:
Basic	$(0.20)	$(0.26)

Diluted	$(0.20)	$(0.26)

Weighted-average common shares outstanding:
Basic	23,183,628	23,127,049

Diluted	23,183,628	23,127,049

Union Drilling, Inc.

Operating Statistics

(in thousands, except day and per day data)

	Three Months Ended
	March 31,
	2011	2010

Revenues	$55,995	$38,660
Operating expenses	$42,575	$29,604
Drilling margins	$13,420	$9,056

Revenue days	3,463	2,531
Marketed rig utilization	54.2%	39.6%

Revenue per revenue day	$16,170	$15,275
Operating expenses per revenue day	$12,295	$11,697
Drilling margin per revenue day	$3,875	$3,578

Union Drilling, Inc.

Condensed Balance Sheets

(in thousands, except share data)

	March 31, 2011	December 31, 2010
	(unaudited)
Assets:
Current assets:
Cash and cash equivalents	$7	$4
Accounts receivable (net of allowance for doubtful accounts of $153 at March 31, 2011 and December 31, 2010)	33,500	29,901
Inventories	1,241	1,252
Income tax recoverable	1,267	1,023
Prepaid expenses, deposits and other receivables	1,799	2,112
Deferred taxes	1,186	1,186

Total current assets	39,000	35,478

Intangible assets (net of accumulated amortization of $995 and $920 at March 31, 2011 and December 31, 2010, respectively)	1,205	1,280
Property, buildings and equipment (net of accumulated depreciation of $250,641 and $239,362 at March 31, 2011 and December 31, 2010, respectively)	265,433	263,210
Other assets	—	42

Total assets	$305,638	$300,010

Liabilities and Stockholders’ Equity:
Current liabilities:
Accounts payable	$16,872	$13,076
Current portion of notes payable for equipment	100	173
Financed insurance premiums	662	909
Accrued expense and other liabilities	9,052	9,696

Total current liabilities	26,686	23,854
Revolving credit facility	38,811	30,054
Deferred taxes	42,289	44,089
Customer Advances and other long-term liabilities	257	257

Total liabilities	108,043	98,254

Stockholders’ equity:
Common stock, par value $.01 per share; 75,000,000 shares authorized; 25,188,845 shares and 25,182,345 shares issued at March 31, 2011 and December 31, 2010, respectively	252	252
Additional paid in capital	171,224	170,788
Retained earnings	36,582	41,179
Treasury stock; 2,000,000 shares at both March 31, 2011 and December 31, 2010	(10,463)	(10,463)

Total stockholders’ equity	197,595	201,756

Total liabilities and stockholders’ equity	$305,638	$300,010

EBITDA is earnings before net interest, income taxes, depreciation and amortization and non-cash impairment. The Company believes EBITDA is a useful measure of evaluating its financial performance because it is used by external users, such as investors, commercial banks, research analysts and others, to assess: (1) the financial performance of Union Drilling’s assets without regard to financing methods, capital structure or historical cost basis, (2) the ability of Union Drilling’s assets to generate cash sufficient to pay interest costs and support its indebtedness, and (3) Union Drilling’s operating performance and return on capital as compared to those of other entities in our industry, without regard to financing or capital structure. EBITDA is not a measure of financial performance under generally accepted accounting principles. However, EBITDA is a common alternative measure of operating performance used by investors, financial analysts and rating agencies. A reconciliation of EBITDA to net earnings is included below. EBITDA as presented may not be comparable to other similarly titled measures reported by other companies.

Union Drilling, Inc.

(in thousands)

	Three Months Ended
	March 31,
	2011	2010
Calculation of EBITDA:
Net loss	$(4,597)	$(5,968)
Interest expense	387	182
Income tax benefit	(1,949)	(3,413)
Depreciation and amortization	12,608	12,933

EBITDA	$6,449	$3,734

Drilling margin represents contract drilling revenues less contract drilling costs. Union Drilling believes that drilling margin is a useful measure for evaluating its financial performance, although it is not a measure of financial performance under generally accepted accounting principles. However, drilling margin is a common measure of operating performance used by investors, financial analysts, rating agencies and Union Drilling’s management. A reconciliation of drilling margin to operating income is included below. Drilling margin as presented may not be comparable to other similarly titled measures reported by other companies.

Union Drilling, Inc.

(in thousands, except day and per day data)

	Three Months Ended
	March 31,
	2011	2010
Calculation of drilling margin:
Operating loss	$(6,441)	$(9,607)
Depreciation and amortization	12,608	12,933
General and administrative	7,253	5,730

Drilling margin	$13,420	$9,056

Revenue days	3,463	2,531

Drilling margin per revenue day	$3,875	$3,578